AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 26, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASGN Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4023433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 2360
(888) 482-8068
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)
Second Amendment to the Second Amended and Restated ASGN Incorporated
2012 Employment Inducement Incentive Award Plan
(Full title of the plan(s))
ASGN Incorporated
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878-7900
Copy to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
10250 Constellation Blvd. Suite 1100
Los Angeles, California 90067
(424) 653-5500
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

ASGN Incorporated (the “Company”) filed with the Securities and Exchange Commission Registration Statements on Form S-8 (File Nos. 333-181426, 333-183863, 333-204776, 333-223952, 333-256948) on May 15, 2012, September 12, 2012, June 5, 2015, March 27, 2018 and June 9, 2021 relating to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be offered and sold under the Second Amendment to the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan (the “Plan”) and the contents of the Registration Statement on Form S-8 (File Nos. 333-181426, 333-183863, 333-204776, 333-223952, 333-256948) are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 200,000 shares of Common Stock issuable under the Plan, none of which have been issued as of the date of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Specimen Common Stock Certificate (P)
4.2
Amended and Restated Certificate of Incorporation of On Assignment, Inc., effective June 23, 2014 (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 25, 2014)

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of On Assignment, Inc. effective April 2, 2018 (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 16, 2018)

4.4
Fifth Amended and Restated Bylaws of ASGN Incorporated, effective December 7, 2022 (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 13, 2022)

5.1	Opinion of Latham & Watkins LLP*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in page S-1)*
99.1	First Amendment to the Second Amended and Restated ASGN Incorporated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan, effective as of June 8, 2021 (incorporated by reference from Exhibit 10.1 to our Quarterly Report on Form Q-1 filed with the SEC on August 9, 2021)
99.2	Second Amendment to the Second Amended and Restated ASGN Incorporated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan*
107	Filing Fee Exhibit*
________________________________

*	Filed herewith.

(P)
Incorporated by reference from an exhibit filed with Registrant’s Registration Statement on Form S-1 (File No. 03350646) declared effective by the SEC on September 21, 1992. This exhibit originally filed in paper format. Accordingly, a hyperlink has not been provided.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia, on this 25th day of February, 2025.

ASGN INCORPORATED

By:	/s/ Theodore S. Hanson
Theodore S. Hanson
Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of ASGN Incorporated hereby constitute and appoint Theodore S. Hanson, Marie L. Perry and Jennifer Hankes Painter each with full power to act with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any other registration statement relating to any offering made pursuant to this Registration Statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or case to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 25th, 2025, with the exception of Ms. Cunningham who signed on February 26th, 2025.

Signature	Title
/s/ Theodore S. Hanson	Chief Executive Officer and Director (Principal Executive Officer)
Theodore S. Hanson
/s/ Marie L. Perry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Marie L. Perry
/s/ Rose Cunningham	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Rose Cunningham
/s/ Brian J. Callaghan	Director
Brian J. Callaghan
/s/ Joseph W. Dyer	Director
Joseph W. Dyer
/s/ Mark A. Frantz	Director
Mark A. Frantz

/s/ Maria R. Hawthorne	Director
Maria R. Hawthorne
/s/ Jonathan S. Holman	Director
Jonathan S. Holman
/s/ Patricia L. Obermaier	Director
Patricia L. Obermaier
/s/ Carol J. Lindstrom	Director
Carol J. Lindstrom
/s/ Arshad Matin	Director
Arshad Matin
/s/ Edwin A. Sheridan, IV	Director
Edwin A. Sheridan, IV